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Exhibit 10(f)

                             LAWTER INTERNATIONAL, INC.

                                    AMENDMENT TO
                        1992 NON-QUALIFIED STOCK OPTION PLAN


          Pursuant to a resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 18, 1997, the Company's 1992 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows, subject to approval by the Company's stockholders.

     1. Section 4 of the Plan is hereby amended by the addition of a new paragraph 4.4 to read as follows:

               "4.4 LIMIT ON GRANTS

               Anything else contained herein to the contrary notwithstanding, no person shall be granted options for more than 300,000 shares in any calendar year commencing with 1997, provided that this provision shall not apply to grants of options in 1997 prior to the first date in 1997 on which a meeting of the Company's stockholders is held at which directors are to be elected."

     2. Section 8 of the Plan is hereby amended to read in its entirety as follows:

          "8.  LIMIT ON TRANSFER OF OPTIONS

               An optionee may transfer options granted under this Plan to his spouse, his descendants or their spouses (including descendants by adoption), or a trust for any of the foregoing. Any such transfer shall be made by written assignment, shall not be effective until written notice thereof is actually received by the Company, and shall be subject to such conditions as the Committee may require. If any option is so transferred, the transferee shall have the right to exercise the option and to purchase the Common Stock, but all other provisions of this Plan (including specifically Sections 9 and 10 and the second paragraph of Section 7) shall be applied as if the optionee still owned the option. Except as otherwise specifically provided in this Section 8, an option granted under the Plan shall be exercisable during the life of the optionee only by the optionee, and shall not be transferable by the optionee (or any transferee) other than by will or the laws of descend and distribution."



                                    Adopted by the Board of Directors of
                                    the Company on February 18, 1997